UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2006
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The following statement was released by Caterpillar Inc. on June 14, 2006. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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                                                                                June 14, 2006

FOR IMMEDIATE RELEASE

Caterpillar Raises Dividend Rate 20 Percent

PEORIA, Ill. - The Board of Directors of Caterpillar Inc. (NYSE: CAT) today voted to increase the quarterly cash dividend by five cents to thirty cents ($0.30) per share of common stock, payable August 19, 2006, to stockholders of record at the close of business on July 20, 2006. The $0.30 dividend is an increase of 20 percent over the previous rate of $0.25 per share.

“Caterpillar expects 2006 to be its third consecutive year of record results, and today’s announcement reflects the Board of Directors’ confidence in Caterpillar’s long-term outlook,” said Caterpillar Chairman and Chief Executive Officer Jim Owens. “Our 6 Sigma process focus is enabling us to leverage our strong leadership position and grow our businesses while creating even greater operating cash flow. We’re pleased to be able to reward our stockholders with another significant increase. Our future is bright, and all Caterpillar employees are focused on delivering even better results over the next few years.”

Including the announcement today, Caterpillar’s cash dividend has tripled since 1996.

For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2005 sales and revenues of $36.339 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at http://www.CAT.com/

SAFE HARBOR

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will,” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange rates or political stability; market acceptance of the company’s products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company’s filings with the Securities and Exchange Commission, including the financial release filed on Form 8-K with the Securities and Exchange Commission on May 3, 2006. We do not undertake to update our forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

June 14, 2006	By:	/s/James B. Buda

James B. Buda
Vice President